Exhibit 99.1
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 21, 2009
CARE INVESTMENT TRUST ANNOUNCES KIRK GORMAN’S
RESIGNATION FROM BOARD AND APPOINTMENT OF FLINT BESECKER AS
NEW CHAIRMAN
NEW YORK — October 21, 2009 — Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”) today announced that Kirk Gorman resigned from the Company’s Board of Directors due to time constraints resulting from his other business commitments. Mr. Gorman has served as Chairman of the Board since Care’s initial public offering in June 2007. The Board has appointed Flint Besecker, currently the Vice Chairman, to replace Mr. Gorman as the Chairman of the Board, effective immediately.
“Kirk’s leadership and guidance over the past two years have been invaluable, and we greatly appreciate his unwavering commitment to serving the best interests of Care shareholders,” said Mr. Besecker.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed by CIT Healthcare LLC, a wholly owned subsidiary of CIT Group Inc.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Care Investment Trust Inc.
For more information on Care Investment Trust, please visit the company’s website at
www.carereit.com.
FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Scott Kellman	Leslie Loyet
President & Chief Executive Officer	Analysts / Investors
(212) 771-9360	(312) 640-6672
scott.kellman@carereit.com	lloyet@mww.com

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